                  WARRANT AGREEMENT dated as of August __, 1997 between On Stage Entertainment, Inc., a Nevada corporation (the "Company"), and Whale Securities Co., L.P. (hereinafter referred to as the "Underwriter").

                              W I T N E S S E T H:

                  WHEREAS, the Company proposes to issue to the Underwriter 140,000 warrants (the "Warrants") to purchase up to 114,500 (as such number may be adjusted from time to time pursuant to Article 8 of this Warrant Agreement) shares (the "Shares") of Common Stock par value $.01 per share (the "Common Stock"), of the Company, and up to 140,000 (as such number may be adjusted from time to time pursuant to Article 8 of this Warrant Agreement) Common Stock purchase warrants (the "Underlying Warrants"); and

                  WHEREAS, the Underwriter has agreed, pursuant to the underwriting agreement (the "Underwriting Agreement") dated August __, 1997 between the Underwriter and the Company, to act as the underwriter in connection with the proposed public offering (the "Public Offering") of up to 1,610,000 shares of Common Stock (the "Public Shares") at an initial public offering price of $5.00 per Public Share and up to 1,610,000 warrants (the "Public Warrants") at an initial public offering price of $.10 per Public Warrant; and

                  WHEREAS, the Warrants issued pursuant to this Agreement are being issued by the Company to the Underwriter or to its designees who are officers and partners of the Underwriter or to members of the selling group participating in the distribution of the Public Shares and Public Warrants to the public in the Public Offering and/or their respective directors, officers or partners (collectively, the "Designees"), in consideration for, and as part of the Underwriter's compensation in connection with, the Underwriter acting as the Underwriter pursuant to the Underwriting Agreement;

                  NOW, THEREFORE, in consideration of the premises, the payment by the Underwriter or its designees to the Company of One Hundred Twenty-Eight Dollars and Fifty Cents ($128.50), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Grant. The Underwriter and/or the Designees are hereby granted the right to purchase, at any time from August __, 1998 until 5:00 P.M., New York time, on August __, 2002 (the "Warrant Exercise Term"), up to 114,500 fully-paid and non-assessable Shares at an initial exercise price (subject to adjustment as provided in Article 6 hereof) of $8.25 per Share and up to 140,000 Underlying Warrants at an initial exercise price (subject to adjustment as provided in Article 6 hereof) of $.165 per Underlying Warrant. The Underlying Warrants are each exercisable to purchase one fully-paid and non-assessable share of Common Stock at a price of $9.075 per share (the "Underlying Warrant Shares"). The Underlying Warrants are exercisable at any time commencing August __, 1998 (or such earlier date as to which the Underwriter consents to the exercise of the Public Warrants) until 5:00 P.M., New York City time on August __, 2002. The Holder may purchase, upon exercise of this Warrant, either the Shares or the Underlying Warrants or both. Except as provided in Article 13 hereof, the Shares and the Underlying Warrants are in all respects identical to the Public Shares and Public Warrants being sold to the public pursuant to the terms and provisions of the Underwriting Agreement.

                   2. Warrant Certificates. The warrant certificates delivered and to be delivered pursuant to this Agreement (the "Warrant Certificates") shall be, for the Warrants exercisable for the purchase of Underlying Shares, in the form set forth in Exhibit A attached hereto and made a part hereof, and, for the Warrants exercisable for the purchase of Underlying Warrants, in the form of Exhibit B attached hereto and made a part hereof, each with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

                  3. Exercise of Warrant.

                           3.1.     Cash Exercise.  The Warrants initially are
exercisable at a price of $8.25 per Share purchased and $.165 per Underlying Warrant purchased, payable in cash or by check to the order of the Company, or any combination thereof, subject to adjustment as provided in Article 8 hereof.

Upon surrender of the Warrant Certificate(s) with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares and Underlying Warrants purchased, at the Company's principal offices in Las Vegas, Nevada (currently located at 4625 West Nevso Drive #2, Las Vegas, Nevada 89103) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Shares so purchased and/or a certificate or certificates for the Underlying Warrants so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional Shares or fractional Underlying Warrants). In the case of the purchase of less than all Shares or Underlying Warrants purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares or Underlying Warrants purchasable thereunder.

                           3.2.     Cashless Exercise.  At any time during the
Warrant Exercise Term, the Holder may, at the Holder's option, exchange, in whole or in part, the Warrants represented by such Holder's Warrant Certificate which are exercisable for the purchase of Shares (a "Warrant Exchange"), into the number of Shares and Underlying Warrants determined in accordance with this
Section 3.2, by surrendering such Warrant Certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrants to be so exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate of like tenor representing the Warrants which were subject to the surrendered Warrant Certificate and not included in the Warrant Exchange, shall be issued as of the Exchange Date and delivered to the Holder within three (3) days following the Exchange Date. In connection with any Warrant Exchange, the Holder shall be entitled to subscribe for and acquire (i) the number of Shares (rounded to the next highest integer) which would, but for such Warrant Exchange, then be issuable pursuant to the provisions of Section 3.1 above upon the exercise of the Warrants specified by the Holder in its Notice of Exchange (the "Total Share Number") less (ii) the number of Shares equal to the quotient obtained by dividing (a) the product of the Total Share Number and the existing Exercise Price per Share (as hereinafter defined) by (b) the Market Price (as hereinafter defined) of a Public Share on the day preceding the Warrant Exchange. "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported in the NASDAQ National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market System, the closing bid price as furnished by (i) the National Association of Securities Dealers, Inc. through NASDAQ or (ii) a similar organization if NASDAQ is no longer reporting such information.

                  4. Issuance of Certificates.

                  Upon the exercise of the Warrants, the issuance of certificates for the Shares purchased and certificates for the Underlying Warrants purchased, and upon the exercise of the Underlying Warrants, the issuance of certificates for the Underlying Warrant Shares purchased, shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  The Warrant Certificates and the certificates representing the Shares and the Underlying Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors or Chief Executive Officer, President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates and certificates representing the Underlying Warrants shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

                  Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares and the Underlying Warrants purchased, and upon exercise, in whole or in part, of the Underlying Warrants, certificates representing the Underlying Warrant Shares purchased (collectively, the "Warrant Securities"), shall bear a legend substantially similar to the following:

                  "The securities represented by this certificate and the other securities issuable upon exercise thereof have not been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."

                  5. Restriction on Transfer of Warrants.

                  The Holder of a Warrant Certificate, by the Holder's acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof, and that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, for a period of one (1) year from the date hereof [the Effective Date], except to the Underwriter or to the Designees.

                  6. Price.

                     6.1. Initial and Adjusted Exercise Price. The initial exercise price of each Warrant shall be $8.25 per Share and $.165 per Underlying Warrant. The adjusted exercise price per Share and the adjusted exercise price per Underlying Warrant shall be the prices which shall result from time to time from any and all adjustments of the initial exercise price per Share or per Underlying Warrant, as the case may be, in accordance with the provisions of Article 8 hereof.

                     6.2. Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

                  7. Registration Rights.

                     7.1. Registration Under the Securities Act of 1933. None of the Warrants, the Shares, the Underlying Warrants, or the Underlying Warrant Shares have been registered for purposes of public distribution under the Securities Act of 1933, as amended (the "Act").

                     7.2. Registrable Securities. As used herein the term "Registrable Security" means each of the Warrants, the Shares, the Underlying Warrants, the Underlying Warrant Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares or Underlying Warrant Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for subsequent public distribution of such security, or
(iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 7.

                     7.3. Piggyback Registration. If, at any time during the seven years following the effective date of the Public

Offering, the Company proposes to prepare and file one or more post-effective amendments to the registration statement filed in connection with the Public Offering or any new registration statement or post-effective amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form) (for purposes of this Article 7, collectively, the "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least thirty (30) business days prior to the filing of each such Registration Statement, to all holders of the Registrable Securities. Upon the written request of such a holder (a "Requesting Holder"), made within twenty (20) business days after receipt of the Notice, that the Company include any of the Requesting Holder's Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use its best efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register ("Piggyback Registration"), at the Company's sole cost and expense and at no cost or expense to the Requesting Holders (except as provided in Section 7.5(b) hereof).

                  Notwithstanding the provisions of this Section 7.3, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.3 (irrespective of whether any written request for inclusion of Registrable Securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

                     7.4. Demand Registration.

                           (a) At any time during the Warrant Exercise Term, any
"Majority Holder" (as such term is defined in Section 7.4(d) below) of the Registrable Securities shall have the right (which right is in addition to the piggyback registration rights provided for under Section 7.3 hereof), exercisable by written notice to the Company (the "Demand Registration Request"), to have the Company prepare and file with the Securities and Exchange Commission (the "Commission") on one occasion, at the sole expense of the Company (except as provided in Section 7.5(b) hereof), a Registration Statement and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for such Majority Holder) in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities by the holders thereof. The Company shall use its best efforts to cause the Registration Statement to become effective under the Act, so as to permit a public offering and sale of the Registrable Securities by the holders thereof. Once effective, the Company will use its best efforts to maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold or (ii) the date the holders thereof receive an opinion of counsel to the Company that all of the Registrable Securities may be freely traded without registration under the Act, under Rule 144(k) promulgated under the Act or otherwise.

                                     (b)  The Company covenants and agrees to
give written notice of any Demand Registration Request to all holders of the Registrable Securities within ten (10) business days from the date of the Company's receipt of any such Demand Registration Request. After receiving notice from the Company as provided in this Section 7.4(b), holders of Registrable Securities may request the Company to include their Registrable Securities in the Registration Statement to be filed pursuant to Section 7.4(a) hereof by notifying the Company of their decision to have such securities included within ten (10) days of their receipt of the Company's notice.

                                     (c)  In addition to the registration rights
provided for under Section 7.3 hereof and subsection (a) of this Section 7.4, at any time during the Warrant Exercise Term, any Majority Holder (as defined below in Section 7.4(d)) of Registrable Securities shall have the right, exercisable by written request to the Company, to have the Company prepare and file with the Commission, on one occasion in respect of all holders of Registrable Securities, a Registration Statement so as to permit a public offering and sale of such Registrable Securities for nine (9) consecutive months, provided, however, that all costs incident thereto shall be at the expense of the holders of the Registrable Securities included in such Registration Statement. If a Majority Holder shall give notice to the Company at any time of its or their desire to exercise the registration right granted pursuant to this Section 7.4(c), then within ten (10) days after the Company's receipt of such notice, the Company shall give notice to the other holders of Registrable Securities advising them that the Company is proceeding with such registration and offering to include therein the Registrable Securities of such holders, provided they furnish the Company with such appropriate information in connection therewith as the Company shall reasonably request in writing.

                           (d) The term "Majority Holder" as used in Section 7.4
hereof shall mean any holder or any combination of holders of Registrable Securities, if included in such holders' Registrable Securities are that aggregate number of shares of Common Stock (including Shares already issued, Shares issuable pursuant to the exercise of outstanding Warrants, Underlying Warrant Shares already issued and Underlying Warrant Shares issuable pursuant to the exercise of outstanding Underlying Warrants) as would constitute a majority of the aggregate number of shares of Common Stock (including Shares already issued, Shares issuable pursuant to the exercise of outstanding Warrants, Underlying Warrant Shares already issued and Underlying Warrant Shares issuable pursuant to the exercise of outstanding Underlying Warrants) included in all the Registrable Securities.

                  7.5. Covenants of the Company With Respect to Registration. The Company covenants and agrees as follows:

                           (a) In connection with any registration under Section
7.4 hereof, the Company shall file the Registration Statement as expeditiously as possible, but in any event no later than twenty (20) business days following receipt of any demand therefor, shall use its best efforts to have any such Registration Statement declared effective at the earliest possible time, and shall furnish each holder of Registrable Securities such number of prospectuses as shall reasonably be requested.

                           (b) The Company shall pay all costs, fees and
expenses (other than underwriting fees, discounts and nonaccountable expense allowance applicable to the Registrable Securities and fees and expenses of counsel retained by the holders of Registrable Securities) in connection with all Registration Statements filed pursuant to Sections 7.3 and 7.4(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses.

                           (c) The Company will take all necessary action which
may be required in qualifying or registering the Registrable Securities included in the Registration Statement, for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the holders of such securities.

                           (d) The Company shall indemnify any holder of the
Registrable Securities to be sold pursuant to any Registration Statement and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Act or

Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter as set forth in Section 7 of the Underwriting Agreement and to provide for just and equitable contribution as set forth in Section 8 of the Underwriting Agreement.

                           (e) Any holder of Registrable Securities to be sold
pursuant to a registration statement, and such Holder's successors and assigns, shall severally, and not jointly, indemnify, the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such holder, or such Holder's successors or assigns, for specific inclusion in such Registration Statement to the same extent and with the same effect as the provisions pursuant to which the Underwriter has agreed to indemnify the Company as set forth in

Section 7 of the Underwriting Agreement and to provide for just and equitable contribution as set forth in Section 8 of the Underwriting Agreement.

                           (f) Nothing contained in this Agreement shall be
construed as requiring any holder to exercise the Warrants or the Underlying Warrants held by such Holder prior to the initial filing of any registration statement or the effectiveness thereof.

                           (g) The Company shall not permit the inclusion of any
securities other than the Registrable Securities to be included in any Registration Statement filed pursuant to Section 7.4 hereof, without the prior written consent of the Majority Holders, which consent shall not be unreasonably withheld.

                           (h) The Company shall promptly deliver copies of all
correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement to each holder of Registrable Securities included for registration in such Registration Statement pursuant to Section 7.3 hereof or Section 7.4 hereof requesting such correspondence and memoranda and to the managing underwriter, if any, of the offering in connection with which such Holder's Registrable Securities are being registered and shall permit each holder of Registrable Securities and such underwriter to do such reasonable investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such holder of Registrable Securities or underwriter shall reasonably request.

                   8. Adjustments of Exercise Price and Number of Securities. The following adjustments apply to the Exercise Price of the Warrants with respect to the Shares and the number of Shares purchasable upon exercise of the Warrants. In the event the Exercise Price per Share and/or the number of Shares so purchasable is adjusted, then the Exercise Price of the Warrants relating to the Underlying Warrants and the number of underlying Warrants purchasable hereunder shall be adjusted in the same proportion.

                       8.1. Computation of Adjusted Price. In case the Company shall at any time after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common

Stock, then upon such dividend or distribution the Exercise Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:

                           (a) an amount equal to the total number of shares of
Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by

                           (b) the total number of shares of Common Stock
outstanding immediately after such issuance or sale.

                           For the purposes of any computation to be made in
accordance with the provisions of this Section 8.1, the Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

                       8.2. Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                       8.3. Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 8, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of

Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price, provided, however, that if an event occurs that results in an adjustment of the number and/or price of the shares of Common Stock issuable upon exercise of the Public Warrants pursuant to Section 9 of the Warrant Agreement by and among the Company, the Underwriter and American Stock Transfer & Trust Company dated as of August __, 1997 ("Public Warrant Agreement"), resulting in automatic adjustment in the number and/or price of the Underlying Warrant Shares issuable upon exercise of the Underlying Warrants pursuant to Section 8.5 hereof, then the adjustment provided for in this Section 8.3 shall not, in such instance, result in any further adjustment in the aggregate number of shares of Common Stock ultimately issuable upon exercise of the Underlying Warrants.

                       8.4. Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owners of both the Shares and the Underlying Warrant Shares immediately prior to any such events, at a price equal to the product of (x) the number of shares of Common Stock issuable upon exercise of the Holders' Warrants and the Underlying Warrants and (y) the exercise prices for the Warrants and the Underlying Warrants in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holders had exercised the Warrants and the Underlying Warrants.

                       8.5. Determination of Outstanding Common Shares. The number of Common Shares at any one time outstanding shall include the aggregate number of shares issued and the aggregate number of shares issuable upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

                       8.6. Adjustment of Underlying Warrants' Exercise
Price and Securities Issuable Upon Exercise of Underlying Warrants. With respect to any of the Underlying Warrants, whether or not the Warrants have been exercised and whether or not the Warrants are issued and outstanding, the exercise price for, and the number of, Underlying Warrant Shares issuable upon exercise of the Underlying Warrants shall be automatically adjusted in accordance with Section 9 of the Public Warrant

Agreement, upon the occurrence of any of the events described therein. Thereafter, until the next such adjustment or until otherwise adjusted in accordance with this Section 8, the Underlying Warrants shall be exercisable at such adjusted exercise price and for such adjusted number of Underlying Warrant Shares.

                       8.7. Dividends and Other Distributions with Respect to Outstanding Securities. In the event that the Company shall at any time prior to the exercise of all Warrants make any distribution of its assets to holders of its Common Stock as a liquidating or a partial liquidating dividend, then the holder of Warrants who exercises its Warrants after the record date for the determination of those holders of Common Stock entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the Warrant Price per Warrant, in addition to each share of Common Stock, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith) which would have been payable to such holder had he been the holder of record of the Common Stock receivable upon exercise of his Warrant on the record date for the determination of those entitled to such distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection 8.7.

                       8.8. Subscription Rights for Shares of Common Stock or Other Securities. In the case that the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights, warrants or options to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holders of unexercised Warrants on the record date set by the Company or such affiliate in connection with such issuance of rights, warrants or options shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights, warrants or options shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights at the time such rights, warrants or options that such Holders would have been entitled to receive had they been, on such record date, the holders of record of the number of whole shares of Common Stock then issuable upon exercise of their outstanding Warrants (assuming for purposes of this Section 8.8, that the exercise of the Warrants is permissible immediately upon issuance).

                  9. Exchange and Replacement of Warrant Certificates.

                  Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

                  10. Elimination of Fractional Interests.

                  The Company shall not be required to issue certificates representing fractions of Shares or fractions of Underlying Warrants upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares and Underlying Warrants.

                  11. Reservation and Listing of Securities.

                  The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants and the Underlying Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of the Underlying Warrants and payment of the respective Underlying Warrant exercise price therefor, all Underlying Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all of the shares of Common Stock issuable upon the exercise of the Warrants and the Underlying Warrants and all of the Underlying Warrants to be listed on or quoted by NASDAQ or listed on such national securities exchange, in the event the Common Stock is listed on a national securities exchange.

                  12. Notices to Warrant Holders.

                  Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                            (a) the Company shall take a record of the holders
                  of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                            (b) the Company shall offer to all the holders of
                  its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                            (c) a dissolution, liquidation or winding up of the
                  Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

                            (d) reclassification or change of the outstanding
                  shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or

                                    (e) The Company or an affiliate of the
                  Company shall propose to issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company;

then, in any one or more of said events, the Company shall give written notice to the Holder or Holders of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

                  13. Underlying Warrants.

                  The form of the certificates representing the Underlying Warrants (and the form of election to purchase shares of Common Stock upon the exercise of the Underlying Warrants and the form of assignment printed on the reverse thereof) shall be substantially as set forth in Exhibit "A" to the Public Warrant Agreement; provided, however, (i) each Underlying Warrant issuable upon exercise of the Warrants shall evidence the right to initially purchase one fully paid and non-assessable share of Common Stock in respect of the Underlying Warrant at an initial purchase price of $9.075 per share commencing August __, 1998 (or such earlier date as to which the Underwriter consents to the exercise of the Public Warrants) until August __, 2002 and (ii) the Target Redemption Price (as defined in the Public Warrant Agreement) of the Underlying Warrants is 150% of the then effective exercise price of the Underlying Warrants. As set forth in Section 8.5 of this Agreement, the exercise price of the Underlying Warrants and the number of shares of Common Stock issuable upon the exercise of the Underlying Warrants are subject to adjustment, whether or not the Warrants have been exercised and the Underlying Warrants have been issued, in the manner and upon the occurrence of the events set forth in Section 9 of the Public Warrant Agreement, which is hereby incorporated herein by reference and made a part hereof as if set forth in its entirety herein. Subject to the provisions of this Agreement and upon issuance of the Underlying Warrants, each registered holder of such Underlying Warrants shall have the right to purchase from the Company (and the Company shall issue to such registered holders) up to the number of fully paid and non-assessable Underlying Warrant Shares (subject to adjustment as provided herein and in the Public Warrant Agreement), free and clear of all preemptive rights of shareholders, provided that such registered holder complies, in connection with the exercise of such holders' Underlying Warrants, with the terms governing exercise of the Public Warrants set forth in the Public Warrant Agreement, and pays the applicable exercise price, determined in accordance with the terms of the Public Warrant Agreement. Upon exercise of the Underlying Warrants, the Company shall forthwith issue to the registered holder of any such Underlying Warrants, in such holder's name or in such name as may be directed by such holder, certificates for the number of Underlying Warrant Shares so purchased. The Underlying Warrants shall be transferable in the manner provided in the Public Warrant Agreement, and upon any such transfer, a new Underlying Warrant shall be issued promptly to the transferee. The Company covenants to, and agrees with, each Holder that without the prior written consent of a majority of the Holders, the Public Warrant Agreement will not be modified, or amended, cancelled, altered or superseded, in such a way as to adversely affect the rights of the Holders and that the Company will send to each Holder, irrespective of whether or not the Warrants have been exercised, any and all notices required by the Public Warrant Agreement to be sent to holders of the Public Warrants.

                  14. Notices.

                  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                             (a) If to a registered Holder of the Warrants, to
                  the address of such Holder as shown on the books of the Company; or

                             (b) If to the Company, to the address set forth in
                  Section 3 of this Agreement or to such other address as the Company may designate by notice to the Holders.

                  15. Supplements and Amendments.

                  The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any Holders of the Warrants and/or Warrant Securities in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem not to adversely affect the interests of the Holders of Warrant Certificates.

                  16. Successors.

                  All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

                  17. Termination.

                  This Agreement shall terminate at the close of business on August __, 2005. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants and Underlying Warrants have been exercised and all Warrant Securities have been resold to the public; provided, however, that the provisions of paragraphs (d) and (e) of Section 7.5 shall survive any termination pursuant to this Section 17 until the close of business on August __, 2008.

                  18. Governing Law.

                  This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

                  19. Benefits of This Agreement.

                  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered holder or holders of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other holder or holders of the Warrant Certificates or Warrant Securities.

                  20. Counterparts.

                  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be duly executed, as of the day and year first above written.

[SEAL]                                      ON STAGE ENTERTAINMENT, INC.

                                            By:________________________________
                                              Name:
                                              Title:

Attest:

_________________________


                                            WHALE SECURITIES CO., L.P.

                                            By:  Whale Securities Corp.,
                                                     General Partner

                                            By:________________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT A

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                    5:00 P.M., NEW YORK TIME, August __, 2002

No. W-                                                          _______ Warrants

                               WARRANT CERTIFICATE

                  This Warrant Certificate certifies that ________ _____________________________ or registered assigns, is the registered holder of
__________ Warrants to purchase, at any time from August __, 1998 until 5:00 P.M. New York City time on August __, 2002 ("Expiration Date"), up to _______ fully-paid and non-assessable shares (the "Shares") of the common stock, par value $.01 per share (the "Common Stock"), of On Stage Entertainment, Inc., a Nevada corporation (the "Company"), at an initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $8.25 per Share, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of August __, 1997 between the Company and Whale Securities Co., L.P. ("Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination thereof.

                  No Warrant may be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                  The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

                  Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

                  Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

                  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:  August __, 1997                         ON STAGE ENTERTAINMENT, INC.




[SEAL]                                          By:__________________________
                                                   Name:
                                                   Title:

Attest:

______________________

                         [FORM OF ELECTION TO PURCHASE]

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________ Shares of Common Stock and herewith tenders in payment for such securities, cash or a certified or official bank check payable in New York Clearing House Funds to the order of On Stage Entertainment, Inc. in the amount of $ , all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of __________________________________, whose address is __________________, and that such Certificate be delivered to ______________________________, whose address is _____________.

Dated:              Signature: ________________________________________________

                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                 ______________________________________________


                 ______________________________________________
                        (Insert Social Security or Other
                          Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

             (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)

                  FOR VALUE RECEIVED _________________________________________
hereby sells, assigns and transfers unto ______________________________
______________________________________________________________________________
(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:              Signature: ________________________________________________

                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                 ______________________________________________


                 ______________________________________________
                        (Insert Social Security or Other
                          Identifying Number of Holder)

                                                                       EXHIBIT B

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                    5:00 P.M., NEW YORK TIME, August __, 2002

No. W-                                                       _________ Warrants

                               WARRANT CERTIFICATE

                  This Warrant Certificate certifies that _____________ ____________________, or registered assigns, is the registered holder of
___________________________ (_______) Warrants to purchase, at any time from
August __, 1998 until 5:00 P.M. New York City time on August __, 2002 ("Expiration Date"), an aggregate of up to ___________________________ (_______)
common stock purchase warrants, each common stock purchase warrant entitling the holder thereof to purchase one share of common stock, par value $.01 per share (collectively, the "Underlying Warrants"), of On Stage Entertainment Inc., a Nevada corporation (the "Company"), at an initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $.165 per Underlying Warrant, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of August __, 1997 between the Company and Whale Securities Co., L.P. (the "Underwriter") (the "Warrant Agreement"). Payment of the Exercise Price may be made in cash, or by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination thereof.

                  The Underlying Warrants issuable upon exercise of the Warrants will be exercisable at any time from August __, 1998 (or such earlier date as to which the Underwriter consents to the exercise of the Public Warrants (as defined in the Warrant

Agreement)) until 5:00 P.M. Eastern Time August __, 2002 each Underlying Warrant entitling the holder thereof to purchase one fully-paid and non-assessable share of common stock of the Company, at an initial exercise price, subject to adjustment in certain events, of $9.075 per share. The Underlying Warrants are issuable pursuant to the terms and provisions of a certain agreement dated as of August __, 1997 by and among the Company, the Underwriter and American Stock Transfer & Trust Company (the "Public Warrant Agreement"). The Public Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to (except as otherwise provided in the Warrant Agreement) for a description of the rights, limitations of rights, manner of exercise, anti-dilution provisions and other provisions with respect to the Underlying Warrants.

                  No Warrant may be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

                  The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

                  Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection therewith.

                  Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

                  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:  August __, 1997                           ON STAGE ENTERTAINMENT, INC.



[SEAL]                                            By:__________________________
                                                     Name:
                                                     Title:

Attest:

_____________________________

                         [FORM OF ELECTION TO PURCHASE]

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________ Underlying Warrants and herewith tenders, in payment for such securities, cash or a certified or official bank check payable in New York Clearing House Funds to the order of On Stage Entertainment, Inc. in the amount of $ , all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of _________________________________, whose address is __________________, and that such Certificate be delivered to __________________, whose address is _____________.

Dated:              Signature: ________________________________________________

                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                 ______________________________________________


                 ______________________________________________
                        (Insert Social Security or Other
                          Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]

             (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)

                  FOR VALUE RECEIVED ________________________________________
hereby sells, assigns and transfers unto ______________________________________
_______________________________________________________________________________
(Please print name and address of transferee) this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:              Signature: ________________________________________________

                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                 ______________________________________________


                 ______________________________________________
                        (Insert Social Security or Other
                          Identifying Number of Holder)